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                                                                     EXHIBIT 5.1

                            THOMPSON & KNIGHT, P.C.
                        1700 Pacific Avenue, Suite 3300
                           Dallas, Texas  75201-4693


(214) 969-1700

                                December 6, 1996


Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas 77042

Dear Sirs:

       We have acted as counsel for Noble Drilling Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 75,000 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company for issuance pursuant to the Company's Equity Compensation Plan for Non-Employee Directors (the "Plan").

       In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the Securities Act.

       On the basis of the foregoing, we advise you that in our opinion the Shares have been duly authorized by the Company and, when issued pursuant to the provisions of the Plan, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                             Respectfully submitted,

                                             THOMPSON & KNIGHT,
                                             A Professional Corporation


                                             By: /s/ PAUL M. JOHNSTON
                                                 ---------------------------
                                                 Paul M. Johnston, Attorney